AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Agreement"), dated as of the 25th day of March, 2005, by and between Organic Soils.com, Inc., a Nevada corporation ("Organic"), and Inhibetex Therapeutics, Inc., a Colorado corporation ("Inhibetex"), and the shareholders of Inhibetex ("Shareholders"), with reference to the following:

          A. Organic is a Nevada corporation organized on January 19, 2000. Organic has authorized capital stock of 50,000,000 shares of common stock, $.001 par value ("Organic Common Stock"), of which 2,323,000 shares are issued and outstanding.

          B. Inhibetex is a privately held corporation organized under the laws of the State of Colorado on May 11, 2004. Inhibetex has authorized capital stock of 210,000 shares, $.01 par value per share, 110,000 shares of which are authorized for the issuance of common stock ("Inhibetex Common Stock") and 100,000 of which are authorized for the issuance of preferred stock. Of such shares, 104,000 shares of Inhibetex Common Stock and no shares of preferred stock are issued and outstanding.

          C. The respective Boards of Directors of Organic and Inhibetex have deemed it advisable and in the best interests of Organic and Inhibetex and their respective shareholders that Inhibetex be acquired by Organic, pursuant to the terms and conditions set forth in this Agreement.

          D. Organic and Inhibetex propose to enter into this Agreement which provides among other things that all of the outstanding shares of Inhibetex Common Stock be acquired by Organic, in exchange for 11,128,000 shares of restricted Organic Common Stock and such additional items as more fully described in the Agreement.

          E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW,  THEREFORE,  the  parties  hereto  agree  as  follows:

                                    ARTICLE 1
                                 THE ACQUISITION

     1.01 At the Effective Time (as defined in Section 2.01), subject to the terms and conditions herein, each share of Inhibetex Common Stock issued and outstanding immediately prior to the Effective Time shall be acquired by Organic in exchange for 107 fully paid and nonassessable restricted shares of Organic Common Stock (the "Organic Shares") (the exchange of all shares of Inhibetex
Common  Stock  for Organic Shares shall constitute the "Exchange").  The Organic
Shares  shall  be  issued  as  set  forth  in  EXHIBIT  A  to  this  Agreement.

     1.02 As of the Effective Time, each outstanding stock certificate that immediately prior to the Effective Time represented shares of Inhibetex Common Stock shall be deemed for all purposes to evidence ownership and to represent the number of shares of Organic Common Stock for which such shares of Inhibetex Common Stock have been exchanged pursuant to Section 1.01. The record holder of each outstanding certificate representing shares of Inhibetex Common Stock shall, after the Effective Time, be entitled to vote the shares of Organic Common Stock for which such shares of Inhibetex Common Stock have been exchanged on any matters on which the holders of Organic Common Stock are entitled to vote. After the Effective Time, the holders of certificates evidencing outstanding shares of Inhibetex Common Stock immediately prior to the Effective

Time shall deliver such certificates of Inhibetex Common Stock, duly endorsed so as to make Organic the sole holder thereof, free and clear of all claims, and encumbrances and Organic shall deliver a transmittal letter directed to the transfer agent of Organic directing the issuance of the Organic Shares to the shareholders of Inhibetex as set forth on EXHIBIT A of this Agreement. Any shares of Organic Common stock issued pursuant to this Agreement will not be transferable except (a) pursuant to an effective registration statement under the Securities Act or (b) upon receipt by Organic of a written opinion of counsel for the holder reasonably satisfactory to Organic to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and relevant state securities laws. Restrictive legends shall be placed on all certificates representing Organic Common stock issued pursuant to this Agreement as set forth in Section 11.02.

     In the event any certificate for Inhibetex Common Stock has been lost, stolen or destroyed, Organic shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of Organic Common Stock as may be required pursuant to this Agreement; provided that, such holder shall be required to provide to Organic an executed indemnification agreement, in a form reasonably acceptable to Organic, whereby such holder indemnifies Organic against any loss or liability relating to Organic's issuance of certificates pursuant to this paragraph.

     1.03 At the Effective Time, all of Inhibetex's rights and obligations under certain convertible debt securities issued by Inhibetex on or prior to the date hereof, as identified on Schedule CC.1 (the "Convertible Securities") shall be exchanged for like convertible securities of Organic dated as of the Effective Date. On the Effective Date, each holder of a Convertible Security shall deliver such Convertible Security to Organic and receive in exchange a like convertible security of Organic. The Convertible Securities provide that holders of the Convertible Securities may convert the outstanding principal and interest on each such Convertible Security into shares of Inhibetex common stock at a price per share equal to 75% of the average closing price of Inhibetex common stock for the first 30 days immediately following the date Inhibetex begins trading as a public company. As exchanged, the Convertible Securities shall contain the same terms and conditions set forth therein, except that the outstanding principal and interest on each Convertible Security shall be convertible into shares of Organic common stock at a purchase price per share equal to 75% of the average closing price of Organic common stock for the first 30 days immediately following the Effective Date.

     1.04 Following the Effective Time, there will be a total of 13,451,000 shares of Organic Common Stock issued and outstanding.

     1.05 Following the Effective Time, Inhibetex will be a wholly owned subsidiary of Organic.

                                    ARTICLE 2
                                   THE CLOSING

     2.01 Subject to the terms and conditions herein, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Maslon Edelman Borman & Brand, LLP on or before April 15, 2005 (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto at the earliest practicable time after satisfaction or waiver of the conditions hereof, but in no event later than fifteen (15) days after such conditions have been satisfied or waived. On the Closing Date, or as soon thereafter as practicable, to effect the Exchange, the parties hereto will cause the Articles of Exchange to be filed with the Nevada Secretary of State and a Statement of Share Exchange with the Colorado Secretary of State in accordance with the laws of each such State. The Exchange shall be effective at such time that the Articles of Exchange and Statement of Share Exchange are filed with the Nevada Secretary of State and Colorado Secretary of State, as applicable, or such later time that the parties specify in such documents on file with each such State (the "Effective Time" or "Effective Date").

     2.02 The following conditions are a part of this Agreement and must be completed on or as of the Closing Date, or such other date specified by the parties:

          (a) Immediately after the Effective Time, Ray L. Smith, the sole director of Organic immediately prior to the Effective Time, will appoint Henry Fong as a member of the Board of Directors of Organic. Immediately following the appointment of Mr. Fong to the Board of Directors, Ray L. Smith will resign as a member of the Board of Directors of Organic.

          (b) Immediately after the Effective Time, Ray L. Smith, the sole officer of Organic immediately prior to the Effective Time, will resign as an officer of Organic and Henry Fong will be appointed President of Organic and Thomas B. Olson will be appointed Secretary and Treasurer of Organic.

          (c) Prior to Closing, Organic shall obtain the necessary board and shareholder approval to amend its Articles of Incorporation to (i) change the name of the Company to Inhibetex Therapeutics Corporation, or such similar name as is available in the State of Nevada and (ii) increase the authorized common stock from 50,000,000 to 200,000,000, par value $.001 and to add a class of preferred stock in the amount of 10,000,000 shares, $.001 par value with rights and preferences to be determined by the board of directors.

          (d) Prior to Closing, Organic shall obtain the necessary board and shareholder approval to establish a Stock Option Plan and to reserve 1,950,000 shares of common stock for use pursuant to the Stock Option Plan.

          (e) Prior to Closing, Organic shall obtain the necessary board and shareholder approval to sell, spin-off or otherwise dispose of its operations, including management, assets and liabilities, except as otherwise set forth herein, and shall complete such sale, spin-off or other disposition in a manner satisfactory to Inhibetex in its sole discretion.

          (f) At Closing, Inhibetex will pay off all Organic loans plus interest, estimated to be approximately $38,000. (See EXHIBIT C).

          (g) At Closing, Inhibetex will warrant and provide evidence that it is a party in good standing to that certain Cooperative Research and Development Agreement between Inhibetex and the VA Medical Center in Tampa, Florida.

          (h) Within thirty (30) days after Closing, Inhibetex will apply for a listing with Standard and Poor's.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF ORGANIC

Organic  hereby  represents  and  warrants  to  Inhibetex  as  follows:

     3.01     Attached  hereto  is  each  of  the  following:

     (a) Financial Statements. Audited financial statements of Organic including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 31, 2003 and 2004, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of Organic at the dates thereof. (SCHEDULE A)

     (b) Property. An accurate list and description of all property, real or personal, owned by Organic of a value equal to or greater than $1,000.00. (SCHEDULE B)

     (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (SCHEDULE C) A complete and accurate list of all debts, liabilities and obligations of Organic incurred or owing as of the date of this Agreement. (SCHEDULE C.1)

     (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Organic is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Organic (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2004 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (SCHEDULE D)

     (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Organic for the repayment of borrowed money. (SCHEDULE E)

     (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to Closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (SCHEDULE F)

     (g) Corporate Records. Complete and accurate copies of (i) the Certificate and Articles of Incorporation, (ii) Bylaws and (iii) all minute books, stock record books and other records of Organic together with all amendments thereto to the date hereof. (SCHEDULE G)

     (h) Shareholders. A complete list of all persons or entities of record holding capital stock of Organic (as certified by Organic's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of Organic (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (SCHEDULE H)

     (i) Officers and Directors. A complete and current list of all Officers and Directors of Organic, each of whom shall resign effective as of the Effective Date. (SCHEDULE I)

     (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of Organic who received $1,000.00 or more in aggregate compensation from Organic whether in salary, bonus or otherwise, during the year 2004, or who is presently scheduled to receive compensation from Organic whether in a salary, bonus or otherwise in excess of $1,000.00 during the year ending December 2005, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of Organic. (SCHEDULE J)

     (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Organic threatened, which may materially and adversely affect Organic. (SCHEDULE K)

     (l) Tax Returns. Accurate copies of all Federal, State and local tax returns for Organic for the fiscal years ending December 31, 2003 and 2004. (SCHEDULE L)

     (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Organic under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (SCHEDULE M)

     (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Organic has an account or safe deposit box, and (2) the names and addresses of all signatories. (SCHEDULE N)

     (o)  Jurisdictions  Where  Qualified.  A  list of all jurisdictions wherein
Organic  is  qualified  to  do  business  and  is in good standing. (SCHEDULE O)

     (p) Subsidiaries. A complete list of all subsidiaries of Organic. (SCHEDULE
P) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Organic has an interest, direct or indirect.

     (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of Organic, if any. (SCHEDULE Q)

     (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Organic may have, other than those listed in the schedule on Union Matters. (SCHEDULE R)

     (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Organic in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (SCHEDULE S)

     (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming Organic as an insured or beneficiary or as a loss payable payee or for which Organic has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Organic regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Organic as beneficiary covering the business activities of Organic. (SCHEDULE T)

     (u) Customers. A complete and accurate list (in all material respects) of the customers of Organic, including presently effective contracts of Organic or to be assigned to Organic, accounting for the principle revenues of Organic, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2004. (SCHEDULE U)

     (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Organic. (SCHEDULE V)

     3.02 Organization, Standing and Power. Organic is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

     3.03 Qualification. Organic is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Organic is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

     3.04 Capitalization of Organic. The authorized capital stock of Organic consists of 50,000,000 shares of Common Stock, $.001 par value, of which the only shares issued and outstanding are 2,323,000 issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the Organic Common Stock and the shares of Organic Common Stock are free from restrictions on transfer (except as required by law) or any options, liens, pledges, security interests, encumbrances or charges of any kind. Organic has no other equity securities or securities containing equity features authorized, issued or outstanding. Except as identified on Schedule H hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Organic, and there are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from Organic any shares of capital stock or other securities of Organic. There are no agreements or other obligations (contingent or otherwise) which may require Organic to repurchase or otherwise acquire any shares of its capital stock. Organic does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or director or indirect equity or ownership interest in any other entity. Organic is not a party to, and there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Organic.

     3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Organic. This Agreement constitutes the valid and binding obligation of Organic enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Organic and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Organic's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Organic is a party or bound by.

     3.06 Absence of Undisclosed Liabilities. Organic has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Effective Time, Organic shall have no assets or liabilities other than those resulting from the acquisition of Inhibetex, except those to be paid by Inhibetex listed on Exhibit C.

     3.07 Absence of Changes. Since December 31, 2004 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Organic, except for changes resulting from completion of those transactions described in Section 2.02(e) and Section 5.01.

     3.08 Tax Matters. All taxes and other assessments and levies which Organic is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Organic in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and all returns, declarations, reports, estimates and statements required have been filed. There are no liens or taxes upon any assets of Organic, except taxes not yet due. Further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Organic income or business prior to the Effective Date.

     3.09 Title to Assets. Except for liens set forth in Schedule C, Organic is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     3.10 Books and Records. The books of account, minute books, stock record books, and other records of Organic, complete copies of which have been made available to Inhibetex, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on Organic or Inhibetex.

     3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Organic is a party are valid and in full force and effect on the date hereof, and Organic has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Organic.

     3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either Organic or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Organic. Organic has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     3.13 Governmental Regulation. To the knowledge of Organic and except as set forth in Schedule K, Organic is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Organic.

     3.14 Brokers and Finders. Organic shall be solely responsible for payment to any broker or finder retained by Organic for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.
Organic  has  not  agreed  to  pay  any  fees  or  commissions  to  any  party.

     3.15 Accuracy of Information. No representation or warranty by Organic contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Inhibetex pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     3.16 Subsidiaries. Except as listed in Schedule P, Organic does not have any other subsidiaries or own capital stock of any other corporation.

     3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by Organic or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

     3.18 Employees. Except as listed in Schedule R, (i) no Organic employee or group of employees has any plans to terminate his, her or its employment; (ii) Organic has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers' compensation claims pending against Organic nor is Organic aware of any facts that would give rise to such a claim; and (iv) no employee of Organic is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Organic or Inhibetex.

     3.19 Environmental Matters. None of the operations of Organic involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

     3.20 Improper Payments. Neither Organic, nor any person acting on behalf of Organic has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Organic (b) any customer, supplier or competitor of Organic or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for Organic or (c) any political party or any candidate for elective political office nor has any fund or other asset of Organic been maintained that was not fully and accurately recorded on the books of account of Organic.

     3.21 Copies of Documents. Organic has made available for inspection and copying by Inhibetex and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Organic with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of Organic, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Organic or adversely affect the objectives of this Agreement with respect to Inhibetex including, but not limited to, the issuance and subsequent trading of the shares of Organic Common Stock to be received hereby, subject to compliance by the shareholders of Inhibetex with applicable law. Organic has made all necessary filings with the Securities and Exchange Commission and other governmental agencies.

     3.22 Valid Issuance of Securities. The Organic Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     3.23 Directors, Officers and Controlling Shareholders. No director, officer or controlling shareholder of Organic has been subject to a criminal proceeding, bankruptcy, Securities and Exchange Commission or NASD censure in the last five years nor is any such individual under investigation for any of the above.

     3.24 Related Party Transactions. Except as otherwise disclosed in its public filings with the Securities and Exchange Commission, no employee, officer or director of Organic or member of his or her immediate family is indebted to Organic, nor is Organic indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of Organic is directly or indirectly interested in any material contract with Organic. No employee, officer or director of Organic, or member of the immediately family of any such employee, officer or director, has any direct or indirect interest in a competitor, supplier or customer of Organic or other party with which Organic transacts business.

     3.25 Tax-Free Reorganization. Neither Organic nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

     3.26 Full Disclosure. The representations and warranties of Organic contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Organic has knowledge that has not been disclosed to Inhibetex pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on Organic or Inhibetex or materially adversely affect the ability of Organic to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                          INHIBETEX THERAPEUTICS, INC.

     Inhibetex  hereby  represents  and  warrants  to  Organic  as  follows:

     4.01 Inhibetex shall deliver to Organic, on or before Closing, the following:

          (a) Financial Statements. Audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of Inhibetex including, but not limited to, balance sheets, income statements, statements of stockholders' equity and statements of cash flows as at and for the fiscal year ended December 31, 2004, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of Inhibetex at the dates thereof and for the periods presented. (SCHEDULE AA)

          (b) Property. An accurate list and description of all property, real or personal owned by Inhibetex of a value equal to or greater than $1,000.00. (SCHEDULE BB)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (SCHEDULE CC) A complete and accurate list of all debts, liabilities and obligations of Inhibetex incurred or owing as of the date of this Agreement. (SCHEDULE CC.1)

          (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Inhibetex is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Inhibetex (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2004 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (SCHEDULE DD)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Inhibetex for the repayment of borrowed money. (SCHEDULE EE)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to Closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (SCHEDULE FF)

          (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Inhibetex, together with all amendments thereto to the date hereof. (SCHEDULE GG)

          (h) Shareholders. A complete list of all persons or entities of record holding capital stock of Inhibetex or any rights to subscribe for, acquire, or receive shares of the capital stock of Inhibetex (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (SCHEDULE HH)

          (i) Officers and Directors. A complete and current list of all officers and Directors of Inhibetex. (SCHEDULE II)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Inhibetex who received $1,000 or more in aggregate compensation from Inhibetex whether in salary, bonus or otherwise, during the year 2004, or who is presently scheduled to receive from Inhibetex a salary in excess of $1,000.00 during the year ending December 31, 2005, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (SCHEDULE JJ)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Inhibetex threatened, which may materially and adversely affect Inhibetex. (SCHEDULE KK)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for Inhibetex, if any. (SCHEDULE LL)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Inhibetex under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (SCHEDULE MM)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Inhibetex has an account or safe deposit box, and (2) the names and addresses of all signatories. (SCHEDULE NN)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein Inhibetex is qualified to do business and is in good standing. (SCHEDULE
     OO)

          (p) Subsidiaries. A complete list of all subsidiaries of Inhibetex. (SCHEDULE PP) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Inhibetex has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Inhibetex, if any. (SCHEDULE QQ)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Inhibetex has. (SCHEDULE RR)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Inhibetex in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (SCHEDULE SS)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Inhibetex as an insured or beneficiary or as a loss payable payee or for which Inhibetex has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Inhibetex regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Inhibetex as beneficiary covering the business activities of Inhibetex. (SCHEDULE TT)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of Inhibetex, including all presently effective contracts of Inhibetex to be assigned to Inhibetex, accounting for the principle revenues of Inhibetex, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date. (SCHEDULE UU)

          (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of Inhibetex. (SCHEDULE VV)

     4.02 Organization, Standing and Power. Inhibetex is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

     4.03 Qualification. Inhibetex is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which Inhibetex is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

     4.04 Capitalization of Inhibetex. The authorized capital stock of Inhibetex consists of 110,000 shares of Common Stock, par value $.01 per share, of which the only shares issued and outstanding are 104,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Inhibetex Common Stock and the shares of Inhibetex Common Stock are free from restrictions on transfer or any options, liens, pledges, security interests, encumbrances or charges of any kind. Except as identified on Schedule CC.1, (i) Inhibetex has no other equity securities or securities containing equity features authorized, issued or outstanding, (ii) there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Inhibetex, and (iii) there are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from Inhibetex any shares of capital stock or other securities of Inhibetex. There are no agreements or other obligations (contingent or otherwise) which may require Inhibetex to repurchase or otherwise acquire any shares of its capital stock. Inhibetex does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or director or indirect equity or ownership interest in any other entity. Inhibetex is not a party to, and there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of Inhibetex.

     4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Inhibetex. This Agreement constitutes the valid and binding obligation of Inhibetex, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Inhibetex and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Inhibetex's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Inhibetex is a party or bound.

     4.06 Absence of Undisclosed Liabilities. Inhibetex has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

     4.07 Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Inhibetex, except for changes resulting from completion of those transactions described in Section 5.02.

     4.08 Tax Matters. All taxes and other assessments and levies which Inhibetex is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Inhibetex in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and all returns, declarations, reports, estimates and statements required have been timely filed. There are no liens or taxes upon any assets of Inhibetex, except taxes not yet due. Further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Inhibetex income or business prior to the Effective Time.

     4.09 Title to Assets. Except for liens set forth in Schedule CC, Inhibetex is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

     4.10 Books and Records. The books of account, minute books, stock record books, and other records of Inhibetex, complete copies of which have been made available to Organic, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on Organic or Inhibetex.

     4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Inhibetex is a party are valid and in full force and effect on the date hereof, and Inhibetex has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Inhibetex.

     4.12 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of Inhibetex , threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Inhibetex. Inhibetex has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

     4.13 Governmental Regulation. To the knowledge of Inhibetex, Inhibetex is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Inhibetex.

     4.14 Broker and Finders. Inhibetex shall be solely responsible for payment to any broker or finder retained by Inhibetex for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

     4.15 Accuracy of Information. No representation or warranty by Inhibetex contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Organic pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     4.16 Subsidiaries. Inhibetex does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

     4.17 Consents. No consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Inhibetex or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

     4.18 Employees. (i) No Inhibetex employee or group of employees has any plans to terminate his, her or its employment; (ii) Inhibetex has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers' compensation claims pending against Inhibetex nor is Inhibetex aware of any facts that would give rise to such a claim; and (iv) no employee of Inhibetex is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Organic or Inhibetex.

     4.19 Improper Payments. No person acting on behalf of Inhibetex has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Inhibetex , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Inhibetex been maintained that was not fully and accurately recorded on the books of account of Inhibetex.

     4.20 Copies of Documents. Inhibetex has made available for inspection and copying by Organic and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by Inhibetex with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Inhibetex or adversely affect the objectives of this Agreement.

     4.21 Investment Intent of Shareholders. To the knowledge of Inhibetex, the shares of Organic being acquired by each respective Inhibetex shareholder pursuant to this Agreement for his or her own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

     4.22 Directors, Officers and Controlling Shareholders. No director, officer and controlling shareholder of Inhibetex has been subject to a criminal proceeding, bankruptcy, Securities and Exchange Commission or NASD censure in the last five years nor is any such individual under investigation for any of the above.

     4.23 Related Party Transactions. Except as identified on Schedule DD, no employee, officer or director of Inhibetex or member of his or her immediate family is indebted to Inhibetex, nor is Inhibetex indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of Inhibetex is directly or indirectly interested in any material contract with Inhibetex. No employee, officer or director of Inhibetex, or member of the immediately family of any such employee, officer or director, has any direct or indirect interest in a competitor, supplier or customer of Inhibetex or other party with which Inhibetex transacts business.

     4.24 Tax-Free Reorganization. Neither Inhibetex nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated herein from qualifying as a reorganization under Section 368(a) of the Code.

     4.25 Full Disclosure. The representations and warranties of Inhibetex contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which Inhibetex has knowledge that has not been disclosed to Organic pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on Organic or Inhibetex or materially adversely affect the ability of Inhibetex to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

     5.01 Conduct and Transactions of Organic. During the period from the date hereof to the Effective Date, Organic shall:

          (a) Except as set forth in Section 2.02(e), conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

          (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

          Organic shall not during such period, except in the ordinary course of business, without the prior written consent of Inhibetex:

          (c) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

          (d) Except as set forth in paragraph 5.01(c) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (e) Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue capital stock of Organic or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (f) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (g) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (h) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (i)  Make  any  material  change  in  its  insurance  coverage;

          (j) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (k) Enter into any agreement or make any commitment to any labor union or organization;

          (l)  Make  any  capital  expenditures.

     5.02 Conduct and Transactions of Inhibetex. During the period from the date hereof to Effective Date, Inhibetex shall:

          (a) Obtain an investment letter from each shareholder of Inhibetex in a form substantially like that attached hereto as EXHIBIT B.

          (b) Conduct the operations of Inhibetex in the ordinary course of business.

          Inhibetex shall not during such period, except in the ordinary course of business, without the prior written consent of Organic:

          (c) Except as otherwise contemplated or required by this Agreement, enter negotiations, sell, dispose of or encumber any of the properties or assets of Inhibetex;

          (d) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (e) Issue, reissue or sell, or issue capital stock of Inhibetex or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (f) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (g) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (h) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (i)  Make  any  material  change  in  its  insurance  coverage;

          (j) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (k) Enter into any agreement or make any commitment to any labor union or organization;

          (l) Make any material capital expenditures in excess of $1,000.00. (m) Allow any of the foregoing actions to be taken by any subsidiary of Inhibetex.

                                    ARTICLE 6
                              RIGHTS OF INSPECTION

     6.01     Due  Diligence;  Access  to  Information;  Confidentiality.

          (a) Between the date hereof and the Closing Date, Organic and Inhibetex shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as "Representatives"), all books, papers, and records relating to the assets,
     -----------------
     stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as "Evaluated Material") relating to other assets or business
                     ---------------------
     activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

          (b) Organic and Inhibetex agree that each such party will not use the Evaluation Material for any purpose other than in connection with the transactions contemplated hereunder. Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party's
     Affiliates or Representatives, in each case, to the extent necessary to permit such Affiliate or Representative to assist such party in connection with the transactions contemplated hereunder. Each agrees that it will, within ten (10) days of the other party's request, re-deliver to such party all copies of that party's Evaluation Material in its possession or that of its affiliates or Representatives if the Exchange contemplated by this Agreement does not close as contemplated herein.

          (c) In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, such party will give the other party prompt notice of such request so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order. In the event such protective order is not obtained, the other party waives compliance with the relevant provisions of this Section, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed.

          (d) Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither Organic nor Inhibetex nor any of their Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

               (i) is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

               (ii) was  available  to  such  party  on a non-confidential basis prior  to  its  disclosure;

               (iii) becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives;

               (iv) developed  by  such party independently of any disclosure by the  other  party;  or

               (v)  is  disclosed  in  compliance  with  Section  6.01(c).

     This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

     6.02 Organic and Inhibetex each agree that money damages would not be sufficient to remedy any breach by the other party of this Section, and that, in addition to all other remedies, each party against which a breach of this Section has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

     7.01 Conditions to Obligations of Inhibetex. The obligation of Inhibetex to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Inhibetex.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Organic, which in the opinion of Inhibetex, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Organic set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Organic shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Organic shall have complied in all material respects with the course of conduct required by this Agreement.

          (c) Corporate Action. Organic shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Inhibetex that Organic has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of Inhibetex and any consents necessary for or approval of any party listed on any Schedule delivered by Organic whose consent or approval is required pursuant thereto shall have been obtained.

          (e) Statutory Requirements. All statutory requirements for the valid consummation by Organic of the transactions contemplated by this Agreement shall have been fulfilled.

          (f) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Organic for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (g) Market Condition. Up to and including the Closing Date, Organic shall have maintained its listing on the OTC Bulletin Board, without any trading and quotation halts or other notices of deficiency received by or imposed against Organic.

          (h) Changes in Financial Condition of Organic. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Organic, except expenditures in furtherance of this Agreement.

          (i) Absence of Pending Litigation. Organic is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (j) Authorization for Issuance of Stock. Inhibetex shall have received in form and substance satisfactory to counsel for Inhibetex a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of Organic to issue stock certificates representing ownership of Organic common stock to Inhibetex shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

          (k) Books and records. Organic shall delivery to Inhibetex all books and records of Organic.

          (l) Shareholder Approval. The Organic shareholders shall have approved this Agreement and Plan of Reorganization.

     7.02 Conditions to Obligations of Organic. The obligation of Organic to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Organic.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by Inhibetex, which in the opinion of Organic, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Inhibetex set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. Inhibetex shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Inhibetex shall have complied in all respects with the course of conduct required by this Agreement.

          (c) Corporate Action. Inhibetex shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for Organic that Inhibetex has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Inhibetex, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. Organic shall have been furnished with an Audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of Inhibetex including, but not limited to, balance sheets, income statements, statements of stockholders' equity and statements of cash flows as at and for the fiscal years ended December 31, 2003 and 2004, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of Inhibetex at the dates thereof and for the periods presented.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by Inhibetex of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Inhibetex for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. Existing Inhibetex employment agreements will have been delivered to counsel for Organic.

          (i) Changes in Financial Condition of Inhibetex. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Inhibetex, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. Inhibetex is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k) Shareholder Approval. The Inhibetex shareholders shall have approved this Agreement and Plan of Reorganization.

                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

     8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

                                    ARTICLE 9
                            NATURE OF REPRESENTATIONS

     9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by Organic or Inhibetex pursuant hereto, or otherwise adopted by Organic, by its written approval, or by Inhibetex by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Organic or Inhibetex as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations.

                                   ARTICLE 10
                          TERMINATION OF AGREEMENT AND
                          ABANDONMENT OF REORGANIZATION

     10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

          (a) By mutual written consent of the Boards of Directors of Organic and Inhibetex.

          (b) By the Board of Directors of Organic if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

          (c) By the Board of Directors of Inhibetex if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

          (d) By the Board of Directors of Inhibetex if this Agreement and Plan of Reorganization is not duly approved by the stockholders of Inhibetex following a vote of the stockholders of Inhibetex.

          (e) By either of the Boards of Directors of Organic or Inhibetex if the Closing Date is not on or before March 31, 2005, or such later date as Organic and Inhibetex may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Exchange contemplated by this Agreement by such date shall be due to the action or failure to act of the party seeking to terminate the Agreement in breach of such party's obligations under this Agreement).

     10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. For the costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, Organic shareholders shall bear the expenses incurred by Organic, and Inhibetex shareholders shall bear the expenses incurred by Inhibetex.

                                   ARTICLE 11
                               EXCHANGE OF SHARES

     11.01 Exchange of Shares. At the Effective Time, Organic shall issue a letter to the transfer agent of Organic with a copy of the resolution of the Board of Directors of Organic authorizing and directing the issuance of Organic shares as set forth on EXHIBIT A to this Agreement.

     11.02 Restrictions on Shares Issued to Inhibetex. Due to the fact that Inhibetex will receive shares of Organic Common Stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of Organic will contain the following legend:

               The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

     12.02 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     12.03 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If  to  "Organic"                       If  to  "Inhibetex"

Organic  Soils.com,  Inc.               Inhibetex  Therapeutics,  Inc.
300  East  54th  Ave.,  Suite  202      7315  East  Peakview  Ave.
Anchorage,  AK  99518                   Englewood,  CO  80111

With  copies  to:                       With  copies  to:

Cletha  A.  Walstrand,  Esq.            Maslon  Edelman  Borman  &  Brand,  LLP
8  East  Broadway,  Suite  609          3300  Wells  Fargo  Center
Salt  Lake  City,  UT  84111            90  South  Seventh  Street
Fax:  801-363-8512                      Minneapolis,  MN  55402
                                        Attn:  William  M.  Mower,  Esq.
                                        Fax:  612-672-8397

     12.04 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by or on behalf of each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party against which such waiver is to be charged, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

     Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.04 shall be valid if authorized or ratified by the Board of Directors of such party.

     12.05 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Organic or Inhibetex shall not constitute a waiver of the right to pursue other available remedies.

     12.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.07 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Organic and Inhibetex and its shareholders.

     12.08 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

     12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Executed  as  of  the  date  first  written  above.

Organic  Soils.com,  Inc.          Inhibetex  Therapeutics,  Inc.



By:  /s/  Ray  L.  Smith            By:  /s/  Henry  Fong
--------------------------          -----------------------
Ray  L.  Smith,  President          Henry  Fong,  President

                                    EXHIBIT A

                  Name of Shareholder            Number of Shares
                  -------------------            ----------------

                                    EXHIBIT B
                       INVESTMENT REPRESENTATION STATEMENT
PURCHASER:

ISSUER:          Organic  Soils.com,  Inc.

SECURITY:        Common  Stock,  par  value  $.001

QUANTITY:        _______  Shares  (the  "Securities")

     In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

     (1)     Investment.  I  am  aware  of  the  Company's  business affairs and
             -----------
financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

     (2)     Restrictions  on  Transfer  Under  Securities  Act.  I  further
             ---------------------------------------------------
acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     (3)     Sales Under Rule 144.  I am aware of the adoption of Rule 144 by
             --------------------
the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

     (4)     Limitations  on Rule 144. I further acknowledge and understand that
             ------------------------
the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

     (5)     Sales  Not  Under  Rule  144.  I further  acknowledge  that, if all
             ----------------------------
the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

     (6)     Stop  Transfer  Instructions.  I  further  understand that stop
             ----------------------------
transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

     (7)     Additional Representations and Warranties. In addition, I represent
             -----------------------------------------
and  warrant:

               (i) That I have had the opportunity to ask questions of, and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

               (ii) That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

               (iii) That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

               (iv) That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

               (v) That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

               (vi) That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.


                                       SIGNATURE  OF  PURCHASER

Date: -----------------------          -----------------------------------------


                                       -----------------------------------------
                                       Printed  Name

                                       Address:


                                       -----------------------------------------

                                       -----------------------------------------

                                    EXHIBIT C
                       LIABILITIES TO BE PAID BY INHIBETEX